Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333- 267791 on Form S-3 and Registration Statement Nos. 333- 259535, 333-270059 and 333-274370 on Form S-8 of our reports dated February 28, 2024, relating to the financial statements of Definitive Healthcare Corp. and the effectiveness of Definitive Healthcare Corp.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

February 28, 2024